UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

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Filed by a Party other than the Registrant 

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	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
☒	Definitive Additional Materials
	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

DR. WAYNE JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On November 11, 2010, the Committee issued the following press release and posted  to HTTP://WWW.ENHANCEITEX.COM

The Committee to Enhance ITEX files its Definitive Proxy Statement and answers Frequently Asked Questions.

Press Release Source: The Committee to Enhance ITEX on Thursday November 11, 2010, 10:00 am EST

CRANFORD, N.J., Nov 11 /PRNewswire/ -- The Committee to Enhance ITEX (the “Committee”) answers the following frequently asked questions:

Do you think it’s a good idea to conserve a significant portion of ITEX’s capital “to capitalize on opportunities as they arise”?

No – the Committee does not feel that ITEX Corp. (“ITEX”) should repeat its acquisition strategy as executed since calendar 2007 with over $4 million spent on acquisitions  (Intagio, ATX Barter, a minority stake in Mytypes.com, and Intagio Media).  Excess capital above what is necessary to run and organically grow ITEX should be returned to shareholders.

Is $5 million an excessive amount of capital to return to shareholders during calendar year 2011? Will this return of capital affect ITEX’s existing credit lines with U.S. Bank?

No - between the end of FY 2003 to FY 2009, ITEX did not have over $2.6 million in cash on its Balance Sheet at any time, but as of July 31, 2010, ITEX had $5.17 million in cash. In our estimation, if ITEX generates the same level of free cash flow in calendar 2011 as in calendar 2010, even after the Committee’s plan to return $5 million in capital to shareholders and any potential costs related to our successful proxy solicitation, ITEX will still have over $2 million in cash on its balance sheet at the end of calendar 2011. The Committee has nominated board members, each of whom has worked with financial institutions either as a public company CFO, a business owner, Fortune 500 Company executive or investment banker.  Our board members will ensure that no covenants or conditions within the existing credit facility are breached by paying out any dividend.

How can you return such a significant amount of capital to shareholders and grow ITEX’s core franchise business?

While franchise-related revenues have only increased from $14.25 million in fiscal 2006 to $14.76 million by fiscal 2010, ITEX’s Selling, General, and Administrative expenses have increased from $2.9 million in fiscal 2006 to $5.2 million by the end of fiscal 2010.  Additionally, over that same time period, ITEX’s headcount increased from 19 to 35 personnel. The Committee intends to focus ITEX on its core business, the franchise network. We will cut existing expenses not focused on growing the core business, while increasing our focus on improving the sales, training, financial growth incentives, and value proposition of the Broker Network.

How do franchisees feel about the potential change to ITEX’s Board of Directors?

Members of the Committee have spoken to over 10% of the existing franchise base. These franchisees, both large and small, have expressed interest in working with a new leadership team. The Committee does anticipate existing management will attempt to influence the existing ITEX Broker Board to support them, and we would not be surprised if the franchisees publicly support the existing management team, as they are currently in control of ITEX.

Do you intend to turn ITEX  into a holding company or take it private?

Absolutely not – the Committee intends to return excess capital to shareholders, not keep it on the balance sheet earning a very-low rate of return.

Additionally, on November 9, 2010, the Committee filed its definitive proxy statement with the SEC related to ITEX Corp.’s 2010 Annual Meeting, scheduled to be held on December 10, 2010.  The Committee’s definitive proxy statement is available on the SEC’s website at http://www.sec.gov and at our website, www.enhanceitex.com (the “Website”). We encourage shareholders to visit our website regularly and to share their thoughts with us.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee, together with the Participants (as defined below), has filed a definitive filing with the United States Securities and Exchange Commission (the "SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of the ITEX Corporation.

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT enhanceitex@investor-com.com.

The participants in the proxy solicitation are anticipated to be David Polonitza, Dr. Wayne Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the ITEX Corporation, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D"). The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the record date for the 2010 Annual Meeting (October 19, 2010), the Participants and their affiliates collectively own an aggregate of 474,941 shares of Common Stock of the ITEX Corporation, consisting of the following:  (1) 127,975 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 140,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the Participants disclaims beneficial ownership of such shares except to the extent of his/her/its pecuniary interest therein.

Contact:

John Grau

InvestorCom, Inc.

(203) 972-9300

Or

David Polonitza

(502) 460-3141

polonitza@enhanceitex.com